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Exhibit 5.8

CONSENT OF F. CLOUSTON

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) information regarding the mineral resource estimates for the La Arena Project in Peru; (2) information regarding the mineral reserve estimates for the Camp Caiman Project in French Guiana; (3) information regarding the mineral reserve estimates for the Quimsacocha Project in Ecuador; (4) information regarding the mineral resource estimates for the Buckreef Project in Tanzania; (5) the technical report entitled "Technical Report on the Quimsacocha Gold Project, Azuay Province, Ecuador (February 2009)"; and (6) the annual information form of the Company dated March 28, 2008, which includes reference to the undersigned's name in connection with information relating to the La Arena, Camp Caiman, Quimsacocha and Buckreef Projects and the properties described therein, and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ FRANCIS CLOUSTON Name: Francis Clouston, P. Eng. Title: Manager, Project Evaluation

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  Exhibit 5.8
CONSENT OF F. CLOUSTON